Exhibit 99.2

Deckers Brands Appoints Rati Sahi Levesque to Board of Directors

Lauri Shanahan to Retire from the Board

GOLETA, Calif., October 22, 2026 – Deckers Brands (NYSE: DECK), a global leader in designing, marketing and distributing innovative footwear, apparel and accessories, today announced the appointment of Rati Sahi Levesque to its Board of Directors (the “Board”), effective December 1, 2026. In connection with Ms. Levesque’s appointment, Lauri Shanahan will retire from the Board.

Ms. Levesque brings more than 15 years of leadership experience in the retail industry, with deep expertise in brand positioning and operational execution. She currently serves as President, Chief Executive Officer and a director of The RealReal (NASDAQ: REAL), where she has accelerated growth through a focus on digital innovation, elevating brands online, consumer engagement and merchandising strategy. Ms. Levesque joined The RealReal as its first employee in 2011 and has been a driving force in building and scaling the business. She earned a B.S. in Economics from the University of California, Santa Cruz.

Ms. Levesque will serve as a member of the Audit & Risk Management Committee of the Board. In connection with Ms. Shanahan’s retirement, Patrick J. Grismer, who has served as a member of the Board since 2025, will join the Corporate Responsibility, Sustainability & Governance Committee.

“We are pleased to welcome Rati to the Board and look forward to benefiting from her expertise at the intersection of retail and technology,” said Cindy Davis, Chair of the Board. “Rati’s proven ability to translate consumer insights into differentiated experiences and sustainable growth aligns closely with our strategy to build on the strengths of HOKA and UGG and drive long-term value for shareholders.”

“HOKA and UGG are exceptional brands with distinct identities, strong consumer loyalty and category-defining innovation,” said Ms. Levesque. “What stands out to me is Deckers’ ability to balance these qualities with the discipline required to maintain the health and relevance of its brands over time. I look forward to working with the Board and management team to advance Deckers’ global growth strategy.”

Ms. Davis continued, “On behalf of the Board, I also want to thank Lauri for her dedicated service and contributions to Deckers over more than a decade. We are grateful for the insight, judgment and commitment Lauri has brought to the Board throughout her tenure and wish her all the best.”

“It has been a privilege to serve on the Deckers Board,” said Ms. Shanahan. “I am proud of all that we have accomplished in elevating HOKA and UGG to iconic global brands. Deckers is well positioned for the future with a world-class team and an unwavering focus on delivering results, and I look forward to following its continued success.”

About Deckers Brands

Deckers Brands is a global leader in designing, marketing, and distributing innovative footwear, apparel, and accessories developed for both everyday casual lifestyle use and high-performance activities. The Company’s portfolio of brands includes UGG®, HOKA®, and Teva®. Deckers Brands products are sold in more than 50 countries and territories through select department and specialty stores, Company-owned and operated retail stores, and select online stores, including Company-owned websites. Deckers Brands has over 50 years of history building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the strength and momentum of our brands; our ability to drive future growth and profitability; our ability to execute on our long-term strategies and objectives; and our ability to achieve continued success and deliver value for our stakeholders. We have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “estimate,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent our management’s current expectations and predictions about trends affecting our business and industry and are based on information available as of the time such statements are made. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, as well as in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by applicable law or the listing rules of the New York Stock Exchange, we expressly disclaim any intent or obligation to update any forward-looking statements, or to update the reasons actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in our expectations, or as a result of the availability of new information.

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Investor Contact:

Erinn Kohler | VP, Investor Relations, Corporate Planning & Business Analytics | Deckers Brands | 805.967.7611